SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2001

NetRatings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Hillview Court, Suite 300 Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

(408) 957-0699
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On December 7, 2001, NetRatings, Inc. (“NetRatings”) issued a joint press release with Jupiter Media Metrix, Inc. (“Jupiter Media Metrix”), announcing that they have received a second request for additional information pertaining to the pending acquisition of Jupiter Media Metrix by NetRatings from the Federal Trade Commission. A copy of the joint press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Exhibits

99.1	Press release dated December 7, 2001, issued jointly by NetRatings, Inc. and Jupiter Media Metrix, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: December 7, 2001	By:	/s/ Jack R. Lazar
Jack R. Lazar Executive Vice President of Corporate Development, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release dated December 7, 2001, issued jointly by NetRatings, Inc. and Jupiter Media Metrix, Inc.